Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Record Third Quarter Revenue in Fiscal 2019

●	Achieved 9.2% Service segment revenue growth with solid U.S. Service organic growth of 6.9% offsetting soft results of Canada operations
●	Service margins impacted by short-term productivity challenges of its technical work force
●	Distribution segment gross margin increased 180 basis points on gross profit growth due to strategic optimization of customer channel mix and pricing
●	Generated $7.2 million in cash from year-to-date operations, up 25%

ROCHESTER, NY, February 4, 2019 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its third quarter ended December 29, 2018 (the “third quarter”) of fiscal year 2019, which ends March 30, 2019 (“fiscal 2019”). Reported results include the acquisition of substantially all of the assets of Angel’s Instrumentation, Inc. (“Angel’s”), effective August 31, 2018.

Lee D. Rudow, President and CEO, commented, “From a sales perspective, we continued to capture market share in our Service segment and are winning more business from large customer-based labs, where our operations are embedded for the long term. We are also encouraged by the way the last part of the quarter improved in the U.S. over the start of the quarter. Unfortunately, Canada continues to be a soft market, given the global trade and tariff uncertainties there that have muted our U.S. results. That said, we are encouraged by the early read into our fourth quarter and the solid pulse we sense in both our segments, especially in the U.S.

“While our Service segment continues to grow, especially in the life sciences sector, in the third quarter we faced short-term productivity challenges. This included the timing of those customer-based lab contracts which we won in the quarter resulting in incurred ramp-up costs, such as hiring and training technicians, in advance of the contract official start date. This, combined with the expansion of our lab technician staffing to support our traditional growth, has created a degree of inefficiency that we are working through. As we continue to develop our people, processes and technology, especially automation, we expect productivity to improve.

“We are particularly pleased with the Distribution segment’s continued ability to migrate away from lower-margin business while delivering on our stated goals to generate higher gross profit and margins. In addition, Distribution continues to provide us differentiation in our markets and to be a significant lead source for our Service segment.”

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

Third Quarter Fiscal 2019 Review	[Results are compared with the third quarter of the fiscal year ended March 31, 2018 (“fiscal 2018”)]

($ in thousands)			Change
	FY19 Q3	FY18 Q3	$'s	%
Service Revenue	$20,492	$18,769	$1,723	9.2%
Distribution Sales	20,376	21,714	(1,338)	(6.2%)
Revenue	$40,868	$40,483	$385	1.0%
Gross Profit	$9,548	$9,701	$(153)	(1.6%)
Gross Margin	23.4%	24.0%

Operating Income	$2,394	$2,654	$(260)	(9.8%)
Operating Margin	5.9%	6.6%
Net Income	$1,569	$1,831	$(262)	(14.3%)
Net Margin	3.8%	4.5%

Adjusted EBITDA*	$4,378	$4,400	$(22)	(0.5%)
Adjusted EBITDA* Margin	10.7%	10.9%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

The Company achieved revenue of $40.9 million – the highest ever for a third quarter. Gross margin was negatively impacted by Canada softness, the mix of Service work performed in the quarter, and short-term productivity challenges due to increased numbers of new technical staff. Last year’s third quarter benefited from the recovery seen from the second quarter fiscal 2018 hurricanes, especially in the Distribution segment’s sales results.

Total operating expenses were up a modest $0.1 million, or 1.5%, to $7.2 million. The effective tax rate increased from 21.9% to 25.3%, as the prior year tax rate was positively impacted by the reduction of certain deferred tax liabilities previously recorded as provided for by the U.S. Tax Act of 2017.

Service segment delivers 39th consecutive quarter of year-over-year revenue growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (50% of total revenue for the third quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q3	FY18 Q3	$'s	%
Service Segment Revenue	$20,492	$18,769	$1,723	9.2%
Gross Profit	$4,488	$4,699	$(211)	(4.5%)
Gross Margin	21.9%	25.0%

Operating Income	$578	$1,063	$(485)	(45.6%)
Operating Margin	2.8%	5.7%

Adjusted EBITDA*	$1,981	$2,278	$(297)	(13.0%)
Adjusted EBITDA* Margin	9.7%	12.1%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service segment revenue increased 9.2%, inclusive of acquired revenue of $0.7 million. On a trailing twelve-month basis (“TTM”), Service segment revenue was $81.7 million, an 8.9% improvement compared with the TTM ending with the prior-year third quarter. Higher revenue was the result of new business from the life sciences market, a number of new customer-based labs, and growth in general industrial manufacturing.

Organic Service revenue growth was 5.2% in the third quarter, as a solid U.S. organic growth rate of 6.9% was partially offset by a soft Canadian service market, particularly in the aerospace sector.

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

The Service segment gross profit and margin decrease reflected soft Canada results, an unfavorable mix and productivity challenges from the initial investments in a significant number of new lab technicians to support recent and planned growth.

Distribution segment shows improvement in gross and operating margins

Represents the distribution and rental of new and used professional grade handheld test, measurement and control instrumentation (50% of total revenue for the third quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q3	FY18 Q3	$'s	%
Distribution Segment Sales	$20,376	$21,714	$(1,338)	(6.2%)
Gross Profit	$5,060	$5,002	$58	1.2%
Gross Margin	24.8%	23.0%

Operating Income	$1,816	$1,591	$225	14.1%
Operating Margin	8.9%	7.3%

Adjusted EBITDA*	$2,397	$2,122	$275	13.0%
Adjusted EBITDA* Margin	11.8%	9.8%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

The Company’s strategic focus is to improve Distribution segment gross profit by driving higher value and higher margin opportunities, such as rentals, which were up 17% to $1.2 million in the quarter. As a result of the change in mix combined with pricing initiatives and the timing of certain vendor rebates, Distribution gross profit increased 1.2% and segment gross margin expanded 180 basis points on a 6.2% decrease in sales volume, comprised largely of non-core lower-margin business.

Nine Month Review (Results are compared with the first nine months of fiscal 2018)

Total revenue was $116.4 million, up 3.3%, or $3.7 million, inclusive of acquired revenue of $1.3 million. Consolidated gross profit was up $1.3 million, or 4.7%, and gross margin increased 30 basis points to 23.9%. Total operating expenses increased $0.2 million to $21.2 million, though as a percentage of total revenue, consolidated operating expenses were down 50 basis points to 18.2%. As a result, operating income increased $1.1 million, or 19.4%, to $6.6 million, and operating margin expanded 80 basis points to 5.7%.

Net income was $4.5 million, or $0.60 per diluted share, compared with $3.5 million, or $0.48 per diluted share. Adjusted EBITDA was $12.2 million, or 10.5% of revenue, compared with $11.1 million, or 9.8% of revenue. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Balance Sheet and Cash Flow Overview

On December 10, 2018, the Company entered into an amendment to its amended and restated credit facility agreement, which replaced its previous term loan that had a balance of $12.5 million, with a new $15 million term note and extended the maturity until December 2025 at a fixed interest rate of 4.15%. The previous term loan had a variable interest rate based on LIBOR. The excess funds of the new term loan were used to pay-off the previous term loan and pay down amounts outstanding under the revolving credit facility.

At December 29, 2018, the Company had total debt of $24.6 million, with $20.4 million available under its credit facility. The Company’s leverage ratio, as defined in the credit agreement, was 1.30 at December 29, 2018, compared with 1.40 at fiscal 2018 year-end.

Year-to-date net cash provided by operations increased 24.6% to $7.2 million from $5.8 million in the prior-year period. Capital expenditures were $5.5 million for the first nine months of fiscal year 2019.

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

Investments were primarily for assets for the Company’s rental business and customer-driven expansion of Service segment capabilities.

Outlook

Mr. Rudow concluded, “We are on track and expect to close fiscal 2019 with record revenue and earnings, and expect to achieve favorable quarter-over-quarter comparisons when excluding the extra week from last year’s fourth quarter as fiscal year 2018 was a 53-week year.

“We believe we remain on target to achieve our longer-term goals for the business. We expect our technology, especially automation, and process improvement to drive productivity, increase capacity and ultimately produce higher margins. In addition, we are starting to employ the pricing analytics and optimization that helped our Distribution margins, to drive increased margins in our Service business. All of which is expected to create a strong foundation for the future and better position Transcat to both grow and withstand future macro challenges. We also believe we are doing the right things to keep and attract technical labor in a very tight labor market through a variety of recruiting, on-boarding, training and career development programs.

“Lastly, recent Service contract bookings are at record levels and our pipelines for new business and acquisitions are strong. Both of which we believe position us for a strong fourth quarter and momentum entering fiscal year 2020.”

Transcat lowered its income tax rate expectations for fiscal year 2019 to range between 24% and 25%.

The Company refined its capital expenditure expectations for the full year fiscal year 2019 to a range of $7.2 million to $7.4 million. Capital investments will be primarily focused on technology infrastructure to drive operational excellence and organic growth opportunities within both operating segments, and for rental pool assets.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, February 5, 2019 at 11:00 a.m. ET. Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, February 12, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13686189, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock-based compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 29,	December 23,	December 29,	December 23,
	2018	2017	2018	2017
Service Revenue	$20,492	$18,769	$59,719	$55,490
Distribution Sales	20,376	21,714	56,686	57,199
Total Revenue	40,868	40,483	116,405	112,689

Cost of Service Revenue	16,004	14,070	45,505	41,835
Cost of Distribution Sales	15,316	16,712	43,100	44,308
Total Cost of Revenue	31,320	30,782	88,605	86,143

Gross Profit	9,548	9,701	27,800	26,546

Selling, Marketing and Warehouse
Expenses	4,215	4,150	12,267	12,247
General and Administrative Expenses	2,939	2,897	8,938	8,776
Total Operating Expenses	7,154	7,047	21,205	21,023

Operating Income	2,394	2,654	6,595	5,523

Interest and Other Expense, net	295	311	715	854

Income Before Income Taxes	2,099	2,343	5,880	4,669
Provision for Income Taxes	530	512	1,395	1,201

Net Income	$1,569	$1,831	$4,485	$3,468

Basic Earnings Per Share	$0.22	$0.26	$0.62	$0.49
Average Shares Outstanding	7,203	7,142	7,192	7,115

Diluted Earnings Per Share	$0.21	$0.25	$0.60	$0.48
Average Shares Outstanding	7,518	7,319	7,500	7,273

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 29,	March 31,
	2018	2018
ASSETS
Current Assets:
Cash	$820	$577
Accounts Receivable, less allowance for doubtful accounts of $261 and $296 as of December 29, 2018 and March 31, 2018, respectively	24,583	24,684
Other Receivables	1,249	1,361
Inventory, net	13,632	12,651
Prepaid Expenses and Other Current Assets	1,405	1,240
Total Current Assets	41,689	40,513
Property and Equipment, net	19,373	17,091
Goodwill	34,419	32,740
Intangible Assets, net	5,703	5,505
Other Assets	833	973
Total Assets	$102,017	$96,822

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,440	$13,535
Accrued Compensation and Other Liabilities	5,159	5,240
Income Taxes Payable	813	232
Current Portion of Long-Term Debt	1,896	2,143
Total Current Liabilities	19,308	21,150
Long-Term Debt	22,654	20,707
Deferred Tax Liability	1,689	1,709
Other Liabilities	1,848	1,908
Total Liabilities	45,499	45,474

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,204,476 and 7,155,050 shares issued and outstanding as of December 29, 2018 and March 31, 2018, respectively	3,602	3,578
Capital in Excess of Par Value	16,022	14,965
Accumulated Other Comprehensive Loss	(615)	(281)
Retained Earnings	37,509	33,086
Total Shareholders' Equity	56,518	51,348
Total Liabilities and Shareholders' Equity	$102,017	$96,822

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Nine Months Ended
	December 29,	December 23,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$4,485	$3,468
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	6	57
Deferred Income Taxes	(20)	11
Depreciation and Amortization	4,733	4,527
Provision for Accounts Receivable and Inventory Reserves	122	341
Stock-Based Compensation	969	1,095
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	393	(1,009)
Inventory	(544)	(612)
Prepaid Expenses and Other Assets	(156)	(29)
Accounts Payable	(2,169)	(137)
Accrued Compensation and Other Liabilities	(1,170)	(1,325)
Income Taxes Payable	597	(570)
Net Cash Provided by Operating Activities	7,246	5,817

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(5,452)	(5,084)
Proceeds from Sale of Property and Equipment	-	11
Business Acquisitions, net of cash acquired	(3,614)	-
Payment of Contingent Consideration & Holdbacks Related to
Business Acquisitions	(108)	-
Net Cash Used in Investing Activities	(9,174)	(5,073)

Cash Flows from Financing Activities:
Proceeds from (Repayment of) Revolving Credit Facility, net	807	(7,018)
Proceeds from Term Loan	2,500	7,143
Repayments of Term Loan	(1,607)	(1,190)
Issuance of Common Stock	193	821
Repurchase of Common Stock	(143)	(344)
Stock Option Redemption	-	(90)
Net Cash Provided by (Used in) Financing Activities	1,750	(678)

Effect of Exchange Rate Changes on Cash	421	(404)

Net Increase (Decrease) in Cash	243	(338)
Cash at Beginning of Period	577	842
Cash at End of Period	$820	$504

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2019
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428	$1,488	$1,569		$4,485
+ Interest Expense	206	197	250		653
+ Other Expense / (Income)	19	(2)	45		62
+ Tax Provision	372	493	530		1,395
Operating Income	$2,025	$2,176	$2,394		$6,595
+ Depreciation & Amortization	1,567	1,500	1,666		4,733
+ Other (Expense) / Income	(19)	2	(45)		(62)
+ Noncash Stock Compensation	269	337	363		969
Adjusted EBITDA	$3,842	$4,015	$4,378		$12,235

Segment Breakdown

Service Operating Income	$1,068	$1,125	$578		$2,771
+ Depreciation & Amortization	1,189	1,116	1,248		3,553
+ Other (Expense) / Income	(13)	(1)	(35)		(49)
+ Noncash Stock Compensation	146	174	190		510
Service Adjusted EBITDA	$2,390	$2,414	$1,981		$6,785

Distribution Operating Income	$957	$1,051	$1,816		$3,824
+ Depreciation & Amortization	378	384	418		1,180
+ Other (Expense) / Income	(6)	3	(10)		(13)
+ Noncash Stock Compensation	123	163	173		459
Distribution Adjusted EBITDA	$1,452	$1,601	$2,397		$5,450

	Fiscal 2018
	Q1	Q2	Q3	Q4	YTD
Net Income	$856	$781	$1,831	$2,454	$5,922
+ Interest Expense	236	281	250	251	1,018
+ Other Expense / (Income)	36	(10)	61	(27)	60
+ Tax Provision	283	406	512	825	2,026
Operating Income	$1,411	$1,458	$2,654	$3,503	$9,026
+ Depreciation & Amortization	1,487	1,497	1,543	1,464	5,991
+ Other (Expense) / Income	(36)	10	(61)	27	(60)
+ Noncash Stock Compensation	499	332	264	316	1,411
Adjusted EBITDA	$3,361	$3,297	$4,400	$5,310	$16,368

Segment Breakdown

Service Operating Income	$885	$790	$1,063	$2,420	$5,158
+ Depreciation & Amortization	1,110	1,107	1,126	1,054	4,397
+ Other (Expense) / Income	(28)	4	(45)	8	(61)
+ Noncash Stock Compensation	249	168	134	155	706
Service Adjusted EBITDA	$2,216	$2,069	$2,278	$3,637	$10,200

Distribution Operating Income	$526	$668	$1,591	$1,083	$3,868
+ Depreciation & Amortization	377	390	417	410	1,594
+ Other (Expense) / Income	(8)	6	(16)	19	1
+ Noncash Stock Compensation	250	164	130	161	705
Distribution Adjusted EBITDA	$1,145	$1,228	$2,122	$1,673	$6,168

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2019 Q3	FY 2018 Q3	$'s	%
Service Revenue	$20,492	$18,769	$1,723	9.2%
Cost of Revenue	$16,004	$14,070	$1,934	13.7%
Gross Profit	$4,488	$4,699	($211)	(4.5%)
Gross Margin	21.9%	25.0%

Selling, Marketing & Warehouse Expenses	$2,229	$2,092	$137	6.5%
General and Administrative Expenses	$1,681	$1,544	$137	8.9%
Operating Income	$578	$1,063	($485)	(45.6%)
% of Revenue	2.8%	5.7%

			Change
DISTRIBUTION	FY 2019 Q3	FY 2018 Q3	$'s	%
Distribution Sales	$20,376	$21,714	($1,338)	(6.2%)
Cost of Sales	$15,316	$16,712	($1,396)	(8.4%)
Gross Profit	$5,060	$5,002	$58	1.2%
Gross Margin	24.8%	23.0%

Selling, Marketing & Warehouse Expenses	$1,986	$2,058	($72)	(3.5%)
General and Administrative Expenses	$1,258	$1,353	($95)	(7.0%)
Operating Income	$1,816	$1,591	$225	14.1%
% of Sales	8.9%	7.3%

			Change
TOTAL	FY 2019 Q3	FY 2018 Q3	$'s	%
Total Revenue	$40,868	$40,483	$385	1.0%
Total Cost of Revenue	$31,320	$30,782	$538	1.7%
Gross Profit	$9,548	$9,701	($153)	(1.6%)
Gross Margin	23.4%	24.0%

Selling, Marketing & Warehouse Expenses	$4,215	$4,150	$65	1.6%
General and Administrative Expenses	$2,939	$2,897	$42	1.4%
Operating Income	$2,394	$2,654	($260)	(9.8%)
% of Revenue	5.9%	6.6%

Transcat Reports Record Third Quarter Revenue in Fiscal 2019
February 4, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2019	FY 2018
SERVICE	YTD	YTD	$'s	%
Service Revenue	$59,719	$55,490	$4,229	7.6%
Cost of Revenue	$45,505	$41,835	$3,670	8.8%
Gross Profit	$14,214	$13,655	$559	4.1%
Gross Margin	23.8%	24.6%

Selling, Marketing & Warehouse Expenses	$6,360	$6,310	$50	0.8%
General and Administrative Expenses	$5,083	$4,607	$476	10.3%
Operating Income	$2,771	$2,738	$33	1.2%
% of Revenue	4.6%	4.9%

			Change
	FY 2019	FY 2018
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$56,686	$57,199	($513)	(0.9%)
Cost of Sales	$43,100	$44,308	($1,208)	(2.7%)
Gross Profit	$13,586	$12,891	$695	5.4%
Gross Margin	24.0%	22.5%

Selling, Marketing & Warehouse Expenses	$5,907	$5,937	($30)	(0.5%)
General and Administrative Expenses	$3,855	$4,169	($314)	(7.5%)
Operating Income	$3,824	$2,785	$1,039	37.3%
% of Sales	6.7%	4.9%

			Change
	FY 2019	FY 2018
TOTAL	YTD	YTD	$'s	%
Total Revenue	$116,405	$112,689	$3,716	3.3%
Total Cost of Revenue	$88,605	$86,143	$2,462	2.9%
Gross Profit	$27,800	$26,546	$1,254	4.7%
Gross Margin	23.9%	23.6%

Selling, Marketing & Warehouse Expenses	$12,267	$12,247	$20	0.2%
General and Administrative Expenses	$8,938	$8,776	$162	1.8%
Operating Income	$6,595	$5,523	$1,072	19.4%
% of Revenue	5.7%	4.9%